Jones Lang LaSalle Incorporated Non-Executive Director Compensation Plan Summary of Terms and Conditions EFFECTIVE AS OF MAY 28, 2016 I. Introduction: The Non-Executive Director Compensation Plan (as amended and restated, the “Plan”) of Jones Lang LaSalle Incorporated (the “Company”) is designed to attract and retain highly qualified individuals to serve as non-executive members of the Company’s Board of Directors and to align the interests of the non-executive directors (the “Directors”) with those of the Company’s shareholders. Members of the Board of Directors who are also employees and/or officers of the Company do not qualify for compensation under the Plan. The terms of the Plan as set forth below are effective for service on the Board of Directors on and after May 28, 2016. II. Compensation: The Plan provides each of the Company’s Directors the following compensation for service on the Company’s Board of Directors: A. Cash Each Director shall receive the following compensation in cash, subject to certain elections that each Director may otherwise make as described below. a. Annual Retainer - $75,000 cash retainer, payable in equal quarterly installments in advance, promptly after the beginning of each calendar quarter. b. Chairman of the Board Annual Retainer – The Chair of the Board of Directors of the Company shall be paid an annual cash retainer of $140,000, payable in equal quarterly installments. c. Audit Committee Chair Additional Retainer – The Chair of the Audit Committee shall be paid an annual retainer of $25,000, to be paid in full and in advance following the appointment of the Chair after each Annual Meeting of Shareholders, such payment to be made promptly after the end of the second calendar quarter each year. d. Compensation Committee Chair Additional Retainer – The Chair of the Compensation Committee shall be paid an annual retainer of $25,000, to be paid in full and in advance following the appointment of the Chair after each Annual Meeting of Shareholders, such payment to be made promptly after the end of the second calendar quarter each year. e. Nominating and Governance Committee Chair Additional Retainer – The Chair of the Nominating and Governance Committee shall be paid an annual retainer of

2 $10,000, to be paid in full and in advance following the appointment of the Chair after each Annual Meeting of Shareholders, such payment to be made promptly after the end of the second calendar quarter each year. f. Committee Member Additional Retainer – Each member of the Audit and Compensation Committees (other than the Chairman of each respective Committee) shall be paid an annual retainer of $10,000. Each member of the Nominating and Governance Committee (other than the Chairman) shall be paid an annual retainer of $5,000. Each retainer shall be paid in full and in advance following the appointment of each member after every Annual Meeting of Shareholders, such payment to be made promptly after the end of the second calendar quarter each year. B. Annual Grants of Restricted Stock At the time of each Annual Meeting of Shareholders, each Director shall receive an annual grant of restricted shares of Common Stock in the aggregate amount of $145,000. The number of restricted shares shall be calculated based on the closing price of the Company’s Common Stock on the date of the grant. One half of the shares shall vest on the 18 month anniversary of the date of the grant and the remaining half shall vest on the third anniversary of the date of the grant. C. Common Stock Alternative with Respect to Annual Retainer i. Percentage Election - Directors may elect to receive any or all of their Annual Retainer(s) in shares of the Company’s Common Stock (rather than in cash) in increments of 5% (i.e., 5%, 10%, 15%, etc.) ii. Receipt/Deferral - Directors may elect to take receipt of their shares of Company’s Common Stock according to either paragraphs 1 or 2 below: 1. During the year in which the Annual Retainer(s) are earned. In the case of the Annual Retainer(s), the number of shares shall be determined quarterly and shall be equal to the percentage of the Annual Retainer elected, divided by four, divided by the price per share of Company Stock on the last day of each quarter. For administrative purposes, shares may not actually be distributed until after the end of the year in which the Annual Retainer was earned. Or 2. On a deferred basis: a. When they retire from the Board of Directors; b. A specified number of years (not to exceed 10) after the date on which they retire from the Board of Directors; or c. For a specified number of years (not less than 1 or more than 10) after the election is made.

3 Notwithstanding the foregoing, in no event shall the distribution of shares be accelerated at a time earlier than which they otherwise would have been distributed, whether by amendment of the Plan, exercise of the Company’s discretion or otherwise, except in the event of a Director’s death or long-term disability. iii. Deferral Election - Any election to defer shares shall be made prior to the year in which the Annual Retainer subject to deferral shall be earned. Any newly elected Director shall have five (5) days from the date of his or her election to the Board to elect to defer any percentage hereunder. The initial deferral election shall clearly specify the time of payment. All deferral elections shall be irrevocable. iv. Dividends/Stock Splits - Dividends, if any, on deferred shares of Common Stock shall be paid in additional shares having a fair market value equal to the amount of the dividends paid on the date of payment. However, any fractional shares shall be paid in cash. Deferred Stock shall be subject to any stock splits, reverse stock splits, or stock dividends. v. Code Section 409A – The Plan is subject to the provisions of Section 409A of the Internal Revenue Code enacted under the American Jobs Creation Act of 2004, and any regulations issued thereunder. The Plan shall be interpreted and administered consistent with this intent and shall apply to all amounts deferred on or after January 1, 2005. The Company reserves the right to amend or modify this Section D in order to comply with regulations promulgated by the Department of Treasury under Code Section 409A. D. Stock Ownership Guidelines Directors are subject to a stock ownership guidelines. By the third anniversary of his or her first election to the Board, each Director shall have acquired, and for as long as he or she remains a member of the Board shall maintain ownership of, the lesser of (1) 5,000 shares of Common Stock or (2) shares of the Company’s Common Stock with a fair market value of $300,000 based on the then most recent closing price. E. Deferral Opportunities Under U.S. Deferred Compensation Plan Those Directors who are subject to the payment of United States federal income taxes are eligible to participate in the Company’s U.S. Deferred Compensation Plan with respect to any or all of the cash amounts payable under this Plan. Participation in the Deferred Compensation Plan is subject to the separate documentation, agreements and elections that will be provided to any Director upon request. III. General:

4 A. Administration - This plan will be administered by the Nominating and Governance Committee of the Board of Directors. B. Non-Committee Member Attendance - While Board members are encouraged to attend the meeting of a Committee of which they are not a voting member, they shall not be eligible for any additional compensation for their attendance. C. Source of Stock – All shares of the Company’s Common Stock granted under this Plan shall be issued out of the Company’s Amended and Restated Stock Award and Incentive Plan, as in effect from time to time (the “SAIP”) and shall otherwise be subject to the terms of the SAIP and any applicable award agreement that shall be presented to the Director by the Company. D. Amendment - The Plan may only be amended by the Nominating and Governance Committee of the Board of Directors. E. Itemized Statements – The Company shall provide periodic itemized statements accounting for the payments that have been made to the respective Directors under the Plan.